UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 4, 2021

PROSIGHT GLOBAL, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-38996	35-2405664
(Commission File Number)	(I.R.S. Employer Identification No.)

412 Mt. Kemble Avenue, Suite 300,
Morristown, New Jersey	07960
(Address of Principal Executive Offices)	(Zip Code)

(973) 532-1900

Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s)	Name of each exchange on which registered:
Common Stock, par value $0.01 per share	PROS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note

Effective August 4, 2021, ProSight Global, Inc., a Delaware corporation (the “Company”) completed its previously announced merger with Pedal Merger Sub, Inc., a Delaware corporation (“Merger Sub”), pursuant to the Agreement and Plan of Merger (the “Merger Agreement”) by and among Pedal Parent Inc., a Delaware corporation (“Parent”), owned by affiliates of TowerBrook Capital Partners L.P. (“TowerBrook”) and Further Global Capital Management (“Further Global”), Merger Sub, a wholly owned subsidiary of Parent, and the Company. Pursuant to the Merger Agreement, Merger Sub merged with and into the Company (the “Merger”), with the Company surviving as a wholly owned subsidiary of Parent.

Item 1.02.	Termination of a Material Definitive Agreement.

In connection with the completion of the Merger, on August 4, 2021, all outstanding obligations in respect of principal, interest and fees under that certain Credit Agreement, dated as of June 12, 2020, among the Company, as borrower, the lenders from time to time party thereto, and Truist Bank, as administrative agent, issuing bank, and swingline lender (the “Credit Agreement”), were repaid and all commitments under the Credit Agreement were terminated.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

The information set forth in the Introductory Note of this Current Report on Form 8-K (this “Current Report”) is incorporated by reference into this Item 2.01.

Pursuant to the Merger Agreement, at the time the Merger became effective (the “Effective Time”), each outstanding share of the Company common stock, par value $0.01 per share (“Shares”), other than Shares owned by the Company or any of its subsidiaries, Parent or Merger Sub, and Shares that were owned by stockholders who have perfected and not withdrawn a demand for appraisal rights, converted into the right to receive $12.85 in cash, without interest (the “Per Share Consideration”).

In addition, subject to the terms and conditions of the Merger Agreement, at the Effective Time, (1) each vested and unvested time-vesting restricted stock unit award (each, a “Company RSU Award”) that was outstanding immediately prior to the Effective Time was cancelled in exchange for an amount in cash equal to the product of (A) the total number of Shares subject to such award multiplied by (B) the Per Share Consideration; (2) each vested and unvested performance-based restricted stock unit award (each, a “Company PSU Award”) that was outstanding immediately prior to the Effective Time was cancelled in exchange for the right to receive an amount in cash equal to the product of (A) the number of Shares subject to such award that became vested based on the higher of target performance and actual performance through the Effective Time, multiplied by (B) the Per Share Consideration; (3) each vested and unvested award of Shares subject to time-based vesting conditions (each, a “Company Restricted Stock Award”) that was outstanding immediately prior to the Effective Time was cancelled in exchange for the right to receive an amount in cash equal to the product of (A) the total number of shares subject to such award multiplied by (B) the Per Share Consideration; and (4) each vested and unvested award of Shares subject to performance-based vesting conditions (each, a “Company Performance Share Award”) that was outstanding immediately prior to the Effective Time was cancelled in exchange for the right to receive an amount in cash equal to the product of (A) the number of shares subject to such award that became vested based on the higher of target performance and actual performance through the Effective Time multiplied by (B) the Per Share Consideration.

The foregoing description of the Merger and the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which is filed as Exhibit 2.1 to this Current Report and is incorporated herein by reference.

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

The information set forth under Item 2.01 of this Current Report on Form 8-K is incorporated in this Item 3.01 by reference.

In connection with the consummation of the Merger, the Company notified the New York Stock Exchange (“NYSE”) of the completion of the Merger and requested that trading in the Company common stock be suspended on NYSE prior to the opening of trading August 4, 2021. On August 4, 2021, NYSE filed a notification of removal from listing and/or registration on Form 25 with the Securities and Exchange Commission (the “SEC”) with respect to the Company common stock to report the delisting of the Common Shares from NYSE, and to deregister the Company common stock under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

The Company intends to file with the SEC a certification and notice on Form 15 with respect to the Company common stock, requesting that the duty of the Company to file reports under Section 13 of the Exchange Act with respect to the Company common stock be terminated and the duty of the Company to file reports under Section 15(d) of the Exchange Act with respect to the Company common stock be suspended.

Item 3.03.	Material Modification to Rights of Security Holders.

The information set forth under Items 2.01 and 3.01 of this Current Report on Form 8-K is incorporated in this Item 3.03 by reference.

In connection with the completion of the Merger and at the Effective Time, holders of the Company common stock, the Company RSU Awards, Company PSU Awards, Company Restricted Stock Awards or Company Performance Share Awards ceased to have any rights in connection with their holding of such securities (other than their right to receive the Per Share Consideration, or the applicable amount thereof, as described in Item 2.01 above) and accordingly, no longer have any interest in the Company’s future earnings or growth.

Item 5.01.	Change in Control of Registrant.

The information set forth under Item 2.01 of this Current Report on Form 8-K is incorporated in this Item 5.01 by reference.

The aggregate consideration paid in connection with the Merger was approximately $587 million. The purchase price was funded by equity financing from certain affiliated funds of TowerBrook and certain affiliated funds of Further Global and debt financing from Truist Bank and Truist Securities, Inc.

As a result of the Merger, a change in control of the Company occurred, and the Company is now a wholly owned subsidiary of Parent.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In accordance with the Merger Agreement, at the Effective Time of the Merger, each of Steve Carlson, Lawrence Hannon, Anthony Arnold, Eric Leathers, Richard P. Schifter, Clement S. Dwyer, Jr., Otha T. Spriggs, III, Sheila Hooda and Anne Waleski resigned from the board of directors of the Company. These resignations were in connection with the Merger and not as a result of any disagreements between the Company and the resigning individuals on any matters related to the Company’s operations, policies, or practices.

Pursuant to the terms of the Merger Agreement, at the Effective Time, Jonathan Ritz, Lawrence Hannon, Michael Angelina, Karin Hirtler-Garvey, Eric Leathers, Jonathan Bilzin, David Winokur, Stanley Galanski, Susan Ciccarone, Bruce Kessler and Andrew Pinkes, as directors of Merger Sub as of immediately prior to the Effective Time, became the directors of the Company.

In connection with the consummation of the Merger, effective as of the Effective Time, Lawrence Hannon ceased to be the Company’s Chief Executive Officer, and Jonathan Ritz became the Chief Executive Officer of the Company.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Pursuant to the Merger Agreement, at the Effective Time, the articles of incorporation of the Company were amended and restated in their entirety as set forth in Exhibit 3.1.

In addition, at the Effective Time, the bylaws of Merger Sub as in effect immediately prior to the Effective Time (as amended to reflect the name of the Company) became the amended and restated bylaws of the Company (except that all references in the bylaws of Merger Sub to its name were changed to instead refer to the name of the Company) as set forth in Exhibit 3.2.

Each of Exhibits 3.1 and 3.2 are incorporated by reference herein.

Item 8.01.	Other Events.

On August 4, 2021, the Company issued a press release announcing the completion of the Merger. The press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

2.1	Agreement and Plan of Merger, dated as of January 14, 2021, among Parent, Merger Sub and the Company.

3.1	Amended and Restated Certificate of Incorporation ProSight Global, Inc.

3.2	Amended and Restated Bylaws ProSight Global, Inc.

99.1	Press Release, dated August 4, 2021

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ProSight Global, Inc. (Registrant)

Date: August 4, 2021	By:	/s/ Linda Lin
Linda Lin
General Counsel and Secretary